UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2010

MERCURY GENERAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

California	001-12257	95-221-1612
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4484 Wilshire Boulevard
Los Angeles, California 90010

(Address of Principal Executive Offices)
____________________

(323) 937-1060

(Registrant’s telephone number, including area code)
____________________

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into Material Definitive Agreement

On April 30, 2010, the Board of Directors of Mercury General Corporation (the “Company”) approved the form of Restricted Stock Agreement for grants of performance-based restricted stock awards under the Mercury General Corporation 2005 Equity Incentive Plan.  The Restricted Stock Agreement is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Condition

The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition,” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

On May 3, 2010, Mercury General Corporation issued a press release announcing its financial results for the first quarter ended March 31, 2010.  A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Current Report, including the exhibit, shall not be incorporated by reference into any filing of Mercury General Corporation, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits

(d)          Exhibits.

10.1	Form of Restricted Stock Agreement for grants of performance-based restricted stock awards under the Mercury General Corporation 2005 Equity Participation Plan.

99.1	Press Release, dated May 3, 2010, issued by Mercury General Corporation, furnished pursuant to Item 2.02 of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2010	MERCURY GENERAL CORPORATION

	By:	/s/ Theodore Stalick
Name: Theodore Stalick
Its: Chief Financial Officer

Exhibit Index

Exhibit 10.1. Form of Restricted Stock Agreement for grants of performance-based restricted stock awards under the Mercury General Corporation 2005 Equity Participation Plan.

Exhibit 99.1. Press Release, dated May 3, 2010, issued by Mercury General Corporation.